QSOUND LABS, INC.

CODE OF ETHICS

1.  Purpose

QSound Labs, Inc. has adopted this Code of Ethics (“Code”) for the following purposes:

  to deter wrongdoing

  to promote honest and ethical conduct by all directors, officers and employees to ensure full, fair, accurate, timely and understandable disclosure in public communications to ensure compliance with applicable laws, rules and regulations to enable prompt internal reporting of Code violations to QSound’s Ethics Officer to ensure that all directors, officers and employees are accountable for Code violations

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Applicability and Scope

Compliance with this Code is mandatory for every director, officer and employee of QSound and subsidiaries.  This Code is not intended to be a comprehensive guide to all of our policies or to all your responsibilities under law or regulation.  It provides general parameters to help you resolve the ethical and legal issues you encounter in conducting our business.  We expect each of our directors, officers and employees to read and become familiar with the ethical standards described in this Code and to affirm your agreement to adhere to these standards by signing the Compliance Certificate that appears at the end of this Code.  Violations of the law, our corporate policies, or this Code may lead to disciplinary action, including dismissal.

If you have any questions about anything in the Code or appropriate actions in light of the Code, you may contact QSound’s Ethics Officer.

3.  Conflicts of Interest; Corporate Opportunities

Our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of QSound.  In particular, no director, officer or employee shall:

  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that markets products or services in competition with our current or potential products and services; supplies products or services to QSound; or purchases products or services from QSound;

  have any financial interest, including significant stock ownership, in any entity with which we do business that might create or give the appearance of a conflict of interest;

  seek or accept any personal loan or services from any entity with which we do business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

  be a consultant to, or a director, officer or employee of, or otherwise operate an outside business if the demands of the outside business would interfere with the director’s, officer’s or employee’s responsibilities to us; or

  accept any personal loan or guarantee of obligations from QSound, except to the extent such arrangements are legally permissible.

Directors, officers, and employees must notify the Ethics Officer of the existence of any actual or potential conflict of interest.

4.  Confidentiality and Corporate Assets

Our directors, officers and employees are entrusted with our confidential information and with the confidential information of our customers, suppliers or other business partners.  This information may include (1) technical or proprietary information about current and future services, (2) business or marketing plans or projections, (3) earnings and other internal financial data, (4) personnel information, (5) supply and customer lists and (6) other non-public information that, if disclosed, might be of use to our competitors, or harmful to our customers, suppliers or other business partners.  This information is our property, or the property of our customers, suppliers or business partners and in many cases was developed at great expense.  Our directors, officers and employees shall:

  not discuss confidential information with or in the presence of any unauthorized persons, including family members and friends;

  use confidential information only for our legitimate business purposes and not for personal gain;

  not disclose confidential information to third parties.

5.  We Provide Full, Fair, Accurate, Timely and Understandable Disclosure

We are committed to providing our shareholders and investors with full, fair, accurate, timely and understandable disclosure in the reports that we file with the Securities and Exchange Commission and Canadian securities regulators.  To this end, our directors, officers and employees shall:

  not make false or misleading entries in our books and records for any reason;

  not condone any undisclosed or unrecorded bank accounts or assets established for any purpose;

  comply with generally accepted accounting principles at all times;

  notify our Chief Financial Officer if there is an unreported transaction;

  maintain a system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded;

  maintain books and records that accurately and fairly reflect our transactions;

  prohibit the establishment of any undisclosed or unrecorded funds or assets;

  maintain a system of internal controls that will provide reasonable assurances to our management that material information about QSound is made known to management, particularly during the periods in which our periodic reports are being prepared;

  present information in a clear and orderly manner and avoid the use of unnecessary legal and financial language in our periodic reports; and

  not communicate to the public any nonpublic information except through our Chief Financial Officer or Chief Executive Officer.

6.  We Comply With all Laws, Rules and Regulations

We will comply with all laws and governmental regulations that are applicable to our activities, and expect all our directors, officers and employees to obey the law.  Specifically, we are committed to:

  prohibiting the unauthorized use, reproduction, or distribution of any third party’s trade secrets, copyrighted information or confidential information promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex, age, national origin, disability or other factors that are unrelated to the Company’s business interests; and

  complying with all applicable state and federal securities laws.

Our directors, officers and employees are prohibited from trading our securities while in possession of material, nonpublic (“inside”) information about QSound, and from informing any third party including friends and relatives of any inside information about QSound.

7.   Fair Dealing

Directors, officers and employees are required to deal honestly and fairly with our customers, suppliers, competitors and other third parties.   In our dealings with customers and suppliers, we:

  prohibit bribes, kickbacks or any other form of improper payment, direct or indirect, to any customer, supplier or government representative in order to obtain a contract, some other commercial benefit or government action;

  prohibit our directors, officers and employees from accepting any bribe, kickback or improper payment from anyone;

  prohibit gifts or favors of more than nominal value to or from our customers or suppliers;

  require clear and precise communication in our contracts, our advertising, our literature, and our other public statements and seek to eliminate misstatement of fact or misleading impressions;

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  protect all proprietary data our customers or suppliers provide to us as reflected in our agreements with them;

  prohibit our representatives from otherwise taking unfair advantage of our customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair-dealing practice.

8.   Administration

Our Board of Directors and Audit Committee have established the standards of business conduct contained in this Code and oversee compliance with this Code.  They have also created the position of Ethics Officer to ensure adherence to the Code.  While serving in this capacity, the Ethics Officer reports directly to the Board of Directors.  Joanna Varvos has been appointed to act as the Ethics Officer.

Compliance with this Code is the individual responsibility of every director, officer and employee. To ensure familiarity with the Code, directors, officers, and employees will be asked to read the Code and sign a Compliance Certificate annually.

9.   Reporting Violations; Effect of Violations

Directors, officers, and employees must report, in person or in writing, any known or suspected violations of laws, governmental regulations or this Code to the Ethics Officer.  Additionally, directors, officers, and employees may contact the Ethics Officer with questions or concerns about this Code or business practices.  Any questions or violation reports will be addressed immediately and seriously, and can be made anonymously

We will not allow any retaliation against a director, officer or employee who acts in good faith in reporting any violation.

Our Ethics Officer will investigate any reported violations and will consult with the Audit Committee or Chief executive Officer as required to determine an appropriate response, including corrective action and preventative measures.  All reports will be treated confidentially to every extent possible.

Directors, officers and employees that violate any laws, governmental regulations or this Code will face appropriate, case specific disciplinary action, which may include demotion or immediate discharge.

10.    Waivers

The provisions of this Code may be waived for directors or executive officers only by a resolution of Board of Directors.  The provisions of this Code may be waived for our employees who are not directors or executive officers by our Ethics Officer after consultation with our Chief Executive Officer.  Any waiver of this Code granted to a director or executive officer will be publicly disclosed.  Any change in or waiver of this Code for senior financial officers will be publicly disclosed as required by the Securities Exchange Commission.

QSOUND LABS, INC.

CODE OF ETHICS

COMPLIANCE CERTIFICATE

I have read and understand the QSound Code of Ethics.  I will adhere in all respects to the ethical standards described in the Code.  I further confirm my understanding that any violation of the Code will subject me to appropriate disciplinary action, which may include demotion or discharge.

I certify to QSound that I am not in violation of the Code, unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate.

Name: _______________________________________

Signature:  ___________________________________

Date: ___________________________

Check one of the following:

☐

A Statement of Exceptions is attached.

☐

No Statement of Exceptions is attached.

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